Exhibit 99.1

THE HOWARD HUGHES CORPORATION® ANNOUNCES TENDER OFFER
AND CONSENT SOLICITATION

HOUSTON, TX (January 19, 2021) - The Howard Hughes Corporation® (NYSE: HHC) (the “Company”) today announced that it has commenced a cash tender offer for any and all of the $1,000,000,000 aggregate outstanding principal amount of its 5.375% senior notes due 2025 (CUSIP Nos. 44267D AB3; U44255 AB0; and U44255 AC8 ) (the “Notes”) and a related consent solicitation (together, the “Tender Offer and Consent Solicitation”) to effect certain amendments (the “Proposed Amendments”) to the indenture governing the Notes (as supplemented to date, the “Indenture”) that would eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Indenture and reduce the notice period required for optional redemption of the Notes, which Proposed Amendments would be contained in a supplemental indenture (the “Fourth Supplemental Indenture”) to the Indenture. Holders who tender their Notes will be deemed to have consented to all of the Proposed Amendments, and holders may not deliver consents without tendering their Notes. The Tender Offer and Consent Solicitation is being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated January 19, 2021, and a related Consent and Letter of Transmittal (together, the “Offer Documents”), which more fully set forth the terms and conditions of the Tender Offer and Consent Solicitation.

The Tender Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on February 16, 2021 (as such time and date may be extended, “Expiration Date”), unless earlier terminated. Holders who validly tender their Notes and deliver their consents to the Proposed Amendments at or prior to 5:00 p.m., New York City time, on February 1, 2021 (as such time and date may be extended by the Company in its sole discretion, the “Consent Payment Deadline”) and do not withdraw their Notes or revoke their consents at or prior to such time (as such time and date may be extended by the Company in its sole discretion, the “Withdrawal Deadline”), and whose Notes are accepted for purchase, will receive $1,031.25 per $1,000 principal amount of tendered Notes (the “Total Consideration”), which amount includes a consent payment of $30.00 per $1,000 principal amount of Notes, plus any accrued and unpaid interest from and including the most recent interest payment date for the Notes, and up to, but excluding, the applicable settlement date.

Holders of the Notes who validly tender their Notes after the Consent Payment Deadline, but at or prior to the Expiration Date, and whose Notes are accepted for purchase, will receive $1,001.25 per $1,000 principal amount of Notes, plus any accrued and unpaid interest from and including the most recent interest payment date for the Notes, and up to, but excluding, the applicable settlement date. Holders of Notes tendered after the Consent Payment Deadline will not receive a consent payment.

If the Company receives valid consents of the holders of a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”) and the Company accepts such Notes for purchase, the Company will execute the Fourth Supplemental Indenture effecting the Proposed Amendments. Notes tendered and consents delivered prior to the Consent Payment Deadline may be withdrawn at any time before the Withdrawal Deadline. Consents delivered after the Consent Payment Deadline will constitute a waiver of a holder’s right to withdraw its consent from and after the Consent Payment Deadline.

The Company reserves the right, but is under no obligation, on any day following the Consent Payment Deadline and prior to the Expiration Date (the “Early Settlement Date”), to accept for purchase any notes validly tendered prior to the Early Settlement Date (and not withdrawn at or prior to the Withdrawal Deadline), subject to satisfaction or waiver of the conditions to the Tender Offer and Consent Solicitation.

The Tender Offer and Consent Solicitation is subject to a number of conditions that are set forth in the Offer Documents, including, without limitation, (i) the condition (the “Financing Condition”) that the Company has completed one or more financing transactions resulting in net proceeds to the Company that, together with the Company’s cash on hand, are sufficient to pay (a) the Total Consideration, plus any accrued and unpaid interest of the Notes from and including the most recent interest payment date and up to, but not including, the applicable settlement date, in respect of all of the Notes and (b) the related fees and expenses of the Tender Offer and Consent Solicitation and (ii) the execution by the Company and the other parties thereto of the Fourth Supplemental Indenture following receipt of the Requisite Consents (the “Documentation Condition”). There can be no assurance that the Company will satisfy the Financing Condition, or any other condition to the Tender Offer and Consent Solicitation, including the Documentation Condition. If any of the conditions are not satisfied, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes or delivered consents and may terminate the Tender Offer and Consent Solicitation.

The Company intends to call for redemption any and all Notes not tendered in the Tender Offer and Consent Solicitation, and, at the time the Company calls such Notes for redemption, if the Documentation Condition has not been satisfied, the Company intends to effect the satisfaction and discharge of the Indenture.

The Company expressly reserves the right, subject to applicable law, to terminate the Tender Offer and Consent Solicitation.

The Company has engaged BofA Securities, Inc. as the Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Persons with questions regarding the Tender Offer and Consent Solicitation should contact BofA Securities at 980-388-4370 (Collect) or debt_advisory@bofa.com. Requests for copies of the Offer Documents or documents relating to the Tender Offer and Consent Solicitation may be directed to D.F. King & Company, Inc., the Tender Agent and Information Agent, at (888) 887-1266.

This press release does not constitute a notice of redemption under the optional redemption provisions of the Indenture or an obligation to issue a notice of redemption in respect of the Notes. Any redemption would be made solely pursuant to the notice of redemption, including subject to the conditions set forth therein, delivered pursuant to the Indenture and the information in this press release is qualified in its entirety by such notice.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, nor does it constitute a solicitation of consents to amend the related Indenture. The Tender Offer and Consent Solicitation is made solely pursuant to the Offer Documents. The Tender Offer and Consent Solicitation is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Holders are urged to read the Offer Documents and related documents carefully before making any decision with respect to the Tender Offer and Consent Solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents. None of the Company, the Dealer Managers and Solicitation Agents, the Tender Agent or the Information Agent makes any recommendations as to whether holders should tender their Notes or provide the related consents pursuant to the Tender Offer and Consent Solicitation, and no one has been authorized to make such a recommendation.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Our assets include master planned cities and communities, as well as operating properties and development opportunities including: the Seaport District in New York; Columbia, Maryland; The Woodlands®, The Woodlands Hills®, and Bridgeland® in the Greater Houston, Texas area; Summerlin®, Las Vegas; and Ward Village® in Honolulu, Hawaiʻi.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws, including statements about the satisfaction or waiver of the Documentation Condition, the Financing Condition and the other conditions of the Tender Offer and Consent Solicitation; our intended redemption of the untendered Notes; and any satisfaction and discharge of the Indenture. Statements that are not historical facts, including statements about our beliefs, intentions and expectations are forward-looking statements. Statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “would,” and other statements of similar expression constitute forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to satisfy the conditions to the Tender Offer and Consent Solicitation and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date hereof.

Contacts:

For Media

The Howard Hughes Corporation
Cristina Carlson, 646-822-6910
Vice President, Corporate Communications & Public Relations
cristina.carlson@howardhughes.com

For HHC Investor Relations
David M. Striph, 972-232-2672
Executive Vice President, Head of Operations & Investor Relations
david.striph@howardhughes.com